CIT Commercial Services       T: 212 382-7000
                                   1211 Avenue of the Americas
                                   New York, NY 10036


[GRAPHIC OMITTED]


                                                                   EXHIBIT 10.33
                                                   March 27, 2006

Blumenthal/Lansing Company, LLC
1 Palmer Terrace
Carlstadt, New Jersey 07072

Ladies and Gentlemen:

We refer to the Accounts Receivable Financing Agreement dated January 24, 2002 between Blumenthal/Lansing Company, LLC, as successor by operation of law to Blumenthal/Lansing Company, and us, as supplemented and amended (herein the "Financing Agreement"). Capitalized terms used and not otherwise defined herein shall have the same meanings given them in the Financing Agreement.

This is to confirm that pursuant to mutual consent and understanding, effective as of even date herewith, Section 9.1 of the Financing Agreement shall be, and hereby is, deleted in its entirety and replaced by the following:

      "9.1   Upon acceptance by us, this Agreement shall become effective as of
      January 24, 2002 and shall continue in full force and effect until January 1, 2008 (the "Initial Term"), and from year to year thereafter, unless sooner terminated as herein provided. You may terminate this Agreement as of the end of the Initial Term, or as of the anniversary of its effective date in any year after the Initial Term (each twelve month period ending on any such subsequent anniversary date, herein, a "Subsequent Term"), by giving us at least sixty (60) days' written notice in advance of the end of the Initial Term or any Subsequent Term, as the case may be. We may terminate this Agreement at any time by giving you written notice stating a termination date not less than sixty (60) days from the date such notice is given, or immediately at any time without prior notice upon the occurrence or during the continuance of a Default. Unless sooner demanded, all of your Obligations shall become due and payable as of any termination, and pending a final accounting, we may withhold any balances in your account (unless supplied with an indemnity satisfactory to us) to cover all of your Obligations."

To compensate us for the use of our in-house legal department and facilities in documenting this amendment, you hereby agree to pay us a Documentation Fee equal to $135.00. Said amount shall be due and payable upon the date hereof and may, at our option, be charged to your account under the Financing Agreement on the due date thereof.

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                                     - 2 -

Except as herein specifically provided, no other changes in the terms or provisions of the Financing Agreement are intended or implied. If the foregoing is in accordance with your understanding, kindly sign and return to us the enclosed copy of this letter to so indicate. In addition, we have asked the guarantors to sign below to confirm that the foregoing shall not affect, modify or diminish the guarantor's obligations under any instruments of guaranty and/or any related pledge or security agreements executed in favor of CIT.

                                       Very truly yours,

                                       THE CIT GROUP/COMMERCIAL SERVICES, INC.


                                       By /s/ ANTHONY MONTEMARANO
                                          --------------------------------------
                                          Name:   Anthony Montemarano
                                          Title:  VP

Read and Agreed to:

BLUMENTHAL/LANSING COMPANY, LLC


By /s/ EDWARD F. COOKE
   ----------------------------------
   Name:   Edward F. Cooke
   Title:  President and CEO

Confirmed:

LEVCOR INTERNATIONAL, INC.


By /s/ ROBERT A. LEVINSON
   ----------------------------------
   Name:   Robert A Levinson
   Title:  Chairman, CEO



/s/ ROBERT A. LEVINSON
-------------------------------------
ROBERT A. LEVINSON, individually